UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

TRUDY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16056	06-1007765
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

353 Main Avenue, Norwalk, CT		06851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 846-2274

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders

1. Certain shareholders of Trudy Corporation who collectively hold a majority of the issued and outstanding shares of common stock of the Corporation, executed a Written Consent, dated as of March 17, 2010, approving and authorizing the sale of substantially all the assets of the Corporation and assumption of certain liabilities of the Corporation by MMAC, LLC, a Delaware limited liability company (the “Buyer”); the preparation, filing with the SEC and mailing to shareholders of an Information Statement to all shareholders of the Corporation; and the taking of all actions required and advisable relating thereto. This Written Consent replaces an earlier Written Consent, dated December 18, 2009, signed by the same stockholders, in order to fully comply with record date legal requirements. The shareholder consent is attached as Exhibit 2.2.

2. Certain Shareholders of Trudy Corporation who collectively hold a majority of the issued and outstanding shares of common stock of the Corporation, executed a Written Consent, dated as of March 17, 2010, approving and authorizing the dissolution of the Corporation following the closing of the sale of substantially all the assets of, and the assumption of certain liabilities of, the Corporation by MMAC, LLC, subject to certain conditions therein set forth. The shareholder consent is attached as Exhibit 2.3.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. & Description

2.2	Written Consent of shareholders, approving and authorizing the sale of substantially all the assets and assumption of certain liabilities of the Corporation

2.3	Written Consent of shareholders, approving and authorizing the dissolution of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trudy Corporation (Registrant)

Dated: April 16, 2010	/s/ Ashley C. Andersen Zantop
Ashley C. Andersen Zantop, CEO